Exhibit 99.B(7)(b)

SCHEDULE A

TO THE

DISTRIBUTION AGREEMENT

BETWEEN

SEI EXCHANGE TRADED FUNDS,

SEI INVESTMENTS DISTRIBUTION CO.

AND

SEI INVESTMEMTS MANAGEMENT CORPORATION

AS OF MARCH 30, 2022 AS AMENDED JULY 31, 2024, AUGUST 15, 2025,

MARCH 9, 2026 AND [_______________], 2026

List of Funds

SEI QiM U.S. Large Cap Quality Active ETF

SEI QiM U.S. Large Cap Momentum Active ETF

SEI QiM U.S. Large Cap Value Active ETF

SEI QiM U.S. Large Cap Low Volatility Active ETF

SEI Select Small Cap ETF

SEI Select International Equity ETF

SEI Select Emerging Markets Equity ETF

SEI DBi Multi-Strategy Alternative ETF

SEI QiM U.S. Equity Factor Allocation Active ETF

SEI High Yield Bond & Alternative Credit ETF

SEI Ang Research Enhanced U.S. Large Cap ETF

IN WITNESS WHEREOF, the Company and Distributor have each duly executed this Agreement, as of the day and year above written.

SEI EXCHANGE TRADED FUNDS	SEI INVESTMENTS DISTRIBUTION CO.

By:	By:

Name:	Name:

Title:	Title:

SEI INVESTMENTS MANAGEMENT CORPORATION, solely with respect to Section 7 herein

By:

Name:

Title:

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